Exhibit 99.1

NEWS RELEASE	For Immediate Release

Contact:	Kristen Bihary
Phone: +1-216-910-3664

Simon Chen
Phone: +86-1381-680-4447

ALERIS PLANNING ADDITIONAL INVESTMENT IN CHINA

CLEVELAND, OH – October 26, 2011 – Aleris has signed a Letter of Intent with the Zhenjiang Municipal People’s Government in Zhenjiang City, Jiangsu Province, China, regarding a potential new investment of approximately $200 million by 2014 for the production of aluminum coil and sheet for automotive applications. If approved, construction of new production capacity would be expected to begin by the end of 2012.

“Aleris is committed to supporting its global automotive customers and their supply objectives,” said Steven J. Demetriou, Aleris chairman and chief executive officer. “China plays an important role in our global automotive growth strategy.

“In line with that strategy, we are also on-track to complete the construction of a new cold rolling mill in our facility in Duffel, Belgium, by the end of 2012 that will significantly increase our capacity to produce wide automotive-body sheet,” said Demetriou.

Earlier this year, Aleris began construction of a $300 million greenfield rolling mill in Zhenjiang City, with completion expected in the fourth quarter of 2012. A joint venture of Aleris and Zhenjiang Dingsheng Aluminum Industries Joint-Stock Co., Ltd., named Aleris Dingsheng Aluminum (Zhenjiang) Co., Ltd., the facility initially will produce aluminum plate for the aerospace, general engineering, tooling and molding, petrochemical and transportation industries.

About Aleris

Aleris is a privately-held, global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Cleveland, Ohio, the company operates more than 40 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

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Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about future costs and prices of commodities, production volumes, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, our end-use segments and our customers’ industries; (3) our ability to fulfill substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to enter into effective aluminum, natural gas and other commodity derivatives or arrangements with customers to effectively manage our exposure to commodity price fluctuations and changes in the pricing of metals; (6) increases in the cost of raw materials and energy; (7) the loss of order volumes from or the retention of our major customers; (8) our ability to generate sufficient cash flows to fund capital expenditure requirements and debt service obligations; (9) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in our industry segments; (10) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (11) liabilities under and costs of compliance with environmental, labor, health and safety laws; and (12) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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